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                                                                   EXHIBIT 10.41


                                   EXHIBIT A

                            NETWORKS ASSOCIATES, INC.
                               SNIFFER BONUS PLAN
                             PARTICIPATION AGREEMENT


Ray Smets (the "PARTICIPANT") has been granted a Target Bonus Percentage pursuant to the Sniffer Bonus Plan (the "PLAN"), as follows:

DATE OF ISSUANCE: APRIL 26, 2004

The Participant's Target Bonus Percentage for purposes of determining the Participant's Bonus Amount is:

TARGET BONUS PERCENTAGE:            40% , BUT IN NO EVENT TO EXCEED A TOTAL
                                    AMOUNT OF THREE MILLION FIVE HUNDRED
                                    THOUSAND DOLLARS ($3,500,000.00) IN PAYMENTS
                                    TO PARTICIPANT UNDER THE PLAN

The Participant agrees that he will keep information about the Sale (as defined in the Plan) confidential both within and outside of Network Associates, Inc. (the "COMPANY"). This information includes, but is not limited to, confidential information about employees, business moves and strategies, and management information related to the Sale ("CONFIDENTIAL INFORMATION"). The Participant understands and agrees that he will not reveal any Confidential Information without the express written consent of the Senior Director or Senior Vice President of Human Resources of Network Associates or any other officer whose identity is made known to the Participant, provided, however, the Participant may disclose Confidential Information in the context of any presentation regarding the Sale organized by the Company or its advisors. The Company has the right to terminate the Plan in its entirety and/or cancel any Bonus Amounts otherwise payable to the Participant under the Plan following any unauthorized disclosure of any Confidential Information by the Participant or any other Participant in the Plan.

Participant understands and agrees that discussing, revealing or in any way communicating the Confidential Information to a non-authorized person or entity is grounds for immediate termination of employment. Participant understands and agrees that all documents, business records and communications (both in written and verbal form) that have been or will be created as part of the Sale are the property of Network Associates and that he will keep such confidential.

By their signatures below, the Company and the Participant agree that the Target Bonus Percentage and any Bonus Amounts are governed by this Participation Agreement and by the provisions of the Plan, a copy of which is attached to and made a part of this document. The Participant acknowledges receipt of a copy of the Plan, represents that the Participant has read and is familiar with their provisions.


COMPANY                                     PARTICIPANT

By:
    -------------------------------         ------------------------------------
                                            Signature

Its:
    -------------------------------         ------------------------------------
                                            Date

                                            ------------------------------------
                                            Address

                                            ------------------------------------


ATTACHMENT:       Sniffer Bonus Plan
                  Release Agreement



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                                     ANNEX 1

                                RELEASE OF CLAIMS
                                   ("RELEASE")


   _____________ ("Participant") has been awarded certain benefits pursuant to the Sniffer Bonus Plan and the Sniffer Bonus Plan Participation Agreement signed by Participant on __________, 2003, in connection with Participant's employment with Networks Associates, Inc. (the "Company"), a Delaware corporation. For purposes of this Release, the term "the Company" shall mean NAI and its subsidiaries and affiliates.

   1. Participant's employment relationship with the Company is ended effective _____________________ (the "Effective Date"). Participant understands that if and only if he/she signs and returns this Release and complies with the terms of the Sniffer Bonus Plan and the Sniffer Bonus Plan Participation Agreement, Participant will receive the benefits described in Section 4 of the Sniffer Bonus Plan.

   2. In exchange for the benefits described in Section 4 of the Sniffer Bonus Plan, Participant (on his own behalf and on behalf of Participant's successors and assigns) hereby releases the Company and the officers, directors, employees, stockholders, agents, and legal successors and assigns of the Company ("Released Parties") from all claims, actions and causes of action, whether now known or unknown, which he now has, or at any other time had, or shall or may have against the Released Parties based upon, relating to or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring at any time up to and including the Effective Date (as defined herein), including, but not limited to, any claims for breach of express or implied contract, wages or benefits owed, covenants of fair dealing and good faith, interference with contract, option grants, wrongful discharge or termination, fraud, defamation, negligence, assault, battery, invasion of privacy, false imprisonment, civil conspiracy, duress, promissory or equitable estoppel, violation of public policy, retaliation, personal injury, breach of fiduciary duty, bad faith, infliction of emotional distress and employment discrimination or harassment of any type or retaliation based on any protected status (including, without limitation, national origin, race, age, sex, sexual orientation, disability, workers' compensation status, or other protected category) or other discrimination, retaliation or harassment under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Family and Medical Leave Act of 1993 ("FMLA"), the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, ("ADA"), the Employee Retirement Income Security Act ("ERISA"), the Fair Labor Standards Act of 1938 ("FLSA"), the California Fair Employment and Housing Act, the Texas Commission on Human Rights Act and amendments to these statutes; or any other applicable federal, state or local law, statutes, regulations, ordinances, or other similar provisions (collectively referred to as the "Released Matters").

   3. Participant acknowledges that he has read section 1542 of the Civil Code of the State of California which, in its entirety, states:

         A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him/her must have materially affected his settlement with the debtor.


SNIFFER BONUS PLAN - ANNEX 1 PAGE 1



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         Participant waives any rights that he/she has or may have under such section 1542 to the fullest extent that Participant may lawfully waive such rights pertaining to this Release. If Participant is employed by the Company in a state other than California, Participant hereby waives any right or benefit which he/she has under the other state's statutes similar to section 1542 of the Civil Code of the State of California to the fullest extent that he/she may lawfully waive such rights pertaining to this Release.

         4. Participant acknowledges and agrees that he will not make any disparaging statements or otherwise say anything detrimental to any other person or entity about the Company or its products, services or employees or take any action detrimental to the Company.

         5. Participant agrees not to sue for any reason in any suit or proceeding against the Company and/or its officers, directors, agents and employees relating to the Released Matters. To the fullest extent permitted by law, Participant agrees that he will not bring any charge or complaint with the Texas Commission on Human Rights, the California Department of Fair Employment and Housing, the U.S. Department of Labor, or any other administrative, regulatory, legislative or judicial body based on or relating to in any way the Released Matters. Participant further agrees that he will not, at any time in the future, discuss, encourage or voluntarily assist or cooperate in the prosecution of claims, demands or actions against any of the Parties Released by him except as may be required by law. Participant will not directly or indirectly suggest to anyone that he is aware of any claims or potential claims or basis for any potential claims against the Company or any of its current and former officers, directors, employees and agents. This provision shall not prevent Participant from responding truthfully to a subpoena or other process as compelled by law. In the event any charge, complaint, grievance, arbitration, action or other proceeding was or is filed by Participant or on his behalf (other than to receive the consideration described herein), he agrees not to obtain or accept recovery or relief therefrom.

         6. Participant agrees to cooperate in the transition of his duties at the Company and further agrees to provide reasonable assistance to the Company should his knowledge or testimony be deemed useful by counsel for the Company in pursuing or defending any pending or future legal claims involving the Company. Examples of such assistance include speaking with individuals at the Company or its outside counsel, assisting in locating documents or other evidence and providing truthful testimony. The Company and Participant will attempt to schedule such transition and assistance activities to occur at mutually convenient times.

         7. Participant acknowledges that he has continuing obligations under any confidentiality and assignment of inventions agreement Participant may have signed in favor of the Company or under applicable law, which obligations will not be affected or impaired in any way by this Release.

         8. By accepting the benefits, payments and other items described in herein, Participant agrees:

                  a. that he will keep the terms of and sums paid under the Sniffer Bonus Plan and this Release confidential and will not disclose such sums or the terms and contents of


SNIFFER BONUS PLAN - ANNEX 1 PAGE 2



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         the Sniffer Bonus Plan and this Release or any discussions between himself and the Company related to the Sniffer Bonus Plan and this Release or the circumstances regarding the separation of his employment with NAI. Participant agrees that he will maintain confidentiality of the terms and conditions of the Plan, except as required by law. If the Participant believes that a disclosure of the terms and conditions of the Plan is reasonably necessary for tax, accounting or financial purposes, Participant will request the Company's consent to the disclosure and obtain the Company's written consent before any disclosure is made. Any disclosure by Participant of the terms and conditions of the Plan without the Company's written consent shall be deemed a disclosure by Participant in violation of the Plan.

                  b. that if he fail to comply with any of the provisions of this Section 8, the Company shall be entitled, upon application to any court of competent jurisdiction, to specific performance or injunction or other relief in order to enforce or prevent violation of such provision or provisions. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Participant.

         9. Participant acknowledges that as a condition of receiving the payments described in Section 4 of the Sniffer Bonus Plan, he has returned to the Company on or before the Effective Date, all Company property in his possession, including but not limited to, software, equipment, documents, sales materials, or other company records, parking cards, pass cards, access cards, keys, calling cards, mobile phones, beepers, pagers, credit cards, computers, fax machines, copy machines, personal digital assistants or any other equipment.

         10. Participant agrees that this Release embodies the entire understanding between the Company and him and that this Release may not be modified or amended unless such modification or amendment is in writing and is signed by Participant and by an authorized officer of the Company.

         11. Participant agrees that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time, for any purpose, an admission by the Company of any liability or unlawful conduct of any kind.

         12. Participant agrees that this Release shall not be assigned, pledged or transferred in any way without the prior written consent of the Company.

         13. Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any reason, Participant agrees to return the consideration paid hereunder to the Company.

         14. PARTICIPANT ACKNOWLEDGES THAT PARTICIPANT HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS RELEASE AND PARTICIPANT HAS NOT RELIED ON ANY STATEMENT, WRITTEN OR ORAL, WHICH IS NOT SET


SNIFFER BONUS PLAN - ANNEX 1 PAGE 3



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FORTH IN THIS DOCUMENT. PARTICIPANT HAS CONSULTED WITH AN ATTORNEY OF HIS OWN
CHOOSING, OR UNDERSTANDS THAT PARTICIPANT SHOULD CONSULT WITH AN ATTORNEY, BEFORE SIGNING THIS RELEASE, AND UNDERSTANDS THAT PARTICIPANT IS GIVING UP ANY LEGAL CLAIMS PARTICIPANT HAS OR MAY HAVE AGAINST THE COMPANY BY SIGNING THIS RELEASE. PARTICIPANT ACKNOWLEDGES THAT HE HAS 21 DAYS IN WHICH TO CONSIDER SIGNING THIS RELEASE, THAT PARTICIPANT MAY REVOKE THIS RELEASE WITHIN 7 DAYS OF SIGNING IT BY PROVIDING WRITTEN NOTICE TO THE COMPANY THROUGH THE HUMAN RESOURCES DEPARTMENT, 3965 FREEDOM CIRCLE, SANTA CLARA, CA 95054, AND THAT THE RELEASE WILL NOT BECOME EFFECTIVE UNTIL THE EIGHTH DAY AFTER PARTICIPANT SIGNS IT WITHOUT REVOCATION (THE "EFFECTIVE DATE"). PARTICIPANT HAS HAD AN ADEQUATE OPPORTUNITY TO MAKE WHATEVER INVESTIGATION OR INQUIRY PARTICIPANT DEEMS NECESSARY OR DESIRABLE IN CONNECTION WITH THE MATTERS ADDRESSED IN THIS RELEASE. PARTICIPANT UNDERSTANDS THE COMPANY IS NOT OBLIGATED TO PAY HIM THE PAYMENT DESCRIBED IN SECTION 4 OF THE SNIFFER BONUS PLAN. PARTICIPANT FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE PAYMENT SET FORTH IN SECTION 4 OF THE SNIFFER BONUS PLAN.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


Networks Associates, Inc.,                      Participant,

--------------------------------                --------------------------------
By:      Gene Hodges,
         President                              Date:
                                                      --------------------------

Date:
      --------------------------


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